As filed with the Securities and Exchange Commission on November 8, 2006	Registration No. 333-129845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	94-3018487 (I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, CA 95742

(916) 858-5100

(Address and telephone number of principal executive offices)

Philip H. Coelho Chief Executive Officer 2711 Citrus Road Rancho Cordova, CA 95742 (916) 858-5100 (Name, address and telephone number of agent for service)

Copies to: David C. Adams, Esq. Mark Lee, Esq. Bullivant/Houser/Bailey P.C. 1331 Garden Highway, Suite 300 Sacramento, California 95833 Telephone: (916) 442-0400

Approximate date of commencement of the proposed sale to the public: No longer applicable as the shares are being removed from registration.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We filed a registration statement on Form S-3 (File No. 333-129845) with the Securities and Exchange Commission (the “SEC”) on November 21, 2005, and amended on December 13, 2005 (the “Registration Statement”), registering an indeterminate number of shares of our common stock, $0.001 par value, having an aggregate offering price not to exceed $75,000,000, to be offered on a delayed or continuous basis. The SEC declared our Registration Statement effective on December 14, 2005. As of the date hereof, we have sold 8,800,000 shares of our common stock pursuant to the Registration Statement for an aggregate offering price of $35,200,000.

In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this post-effective amendment to remove from registration all of the shares of common stock which remain unsold under the Registration Statement as of the date hereof. We are deregistering these shares because we have determined not to proceed with the offering of these remaining shares as described in the Registration Statement.

Accordingly, we are filing this post-effective amendment to the Registration Statement to deregister an indeterminate number of shares of our common stock, having an aggregate offering price not to exceed $39,800,000 covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment to Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on November 6, 2006.

THERMOGENESIS CORP.
a Delaware Corporation

/s/ Philip H. Coelho
Philip H. Coelho, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Philip H. Coelho	Dated: November 6, 2006

Philip H. Coelho,

Chairman and Chief Executive Officer

(Principal Executive Officer)

/s/ Matthew Plavan*	Dated: November 6, 2006

Matthew Plavan, Chief Financial Officer

(Principal Accounting Officer and

Principal Financial Officer)

/s/ Kevin Simpson*	Dated: November 6, 2006

Kevin Simpson, Director, President,

General Manager of Surgical Wound Care

/s/ Hubert E. Huckel*	Dated: November 6, 2006

Hubert E. Huckel, Director

/s/ Patrick McEnany*	Dated: November 6, 2006

Patrick McEnany, Director

/s/ George Barry*	Dated: November 6, 2006

George Barry, Director

/s/ Woodrow Myers	Dated: November 6, 2006

Woodrow Myers, Director

*By: /s/ Philip H. Coelho	Dated: November 6, 2006
Philip H. Coelho, Attorney-in-Fact